EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CONAGRA FOODS, INC.

     CONAGRA FOODS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

        FIRST: That at a meeting of the Board of Directors  of   CONAGRA  FOODS,
               INC.,  a  resolution  was duly  adopted  setting  forth  proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and submitting said amendments to a meeting of the stockholders of said corporation for consideration thereof. The amendments are as follows:

               (1)  ARTICLE   VII,   PARAGRAPH   (a)  of  the   Certificate   of
                    Incorporation is amended to read as follows:

               "The affairs of this Corporation shall be conducted by a Board of Directors. The number of directors of the Corporation, not less than nine (9) nor more than sixteen (16), shall be fixed from time to time by the By-Laws. Until the annual election of directors by the stockholders of the Corporation in 2008, the directors of the Corporation shall be divided into three classes:
               Class I, Class II and Class III, each such class, as nearly as possible, to have the same number of directors. The term of office of the class of directors elected in 2003 shall expire at the annual election of directors by the stockholders of the Corporation in 2006, the term of office of the class of directors elected in 2004 shall expire at the annual election of directors by the stockholders of the Corporation in 2007, and the term of office of the class of directors elected in 2005 shall expire at the annual election of directors by the stockholders of the Corporation in 2008, or in each case thereafter when their respective successors are elected by the stockholders and qualify. At each annual election of directors by the stockholders of the Corporation held after 2005, the directors chosen to succeed those whose terms are then expired shall be elected by the stockholders of the Corporation for a term ending at the annual election of directors by the stockholders of the Corporation following the annual election of directors by the stockholders of the Corporation at which the director was elected, or thereafter when their respective successors in each case are elected by the stockholders and qualify. Commencing with the annual election of directors by the stockholders of the Corporation in 2008, the classification of the Board of Directors shall terminate and all directors shall be of one class."

               (2) ARTICLE XIV of the Certificate of Incorporation is repealed in its entirety.

               (3) ARTICLE XV of the Certificate of Incorporation is repealed in its entirety.

               (4) The remaining articles of the Certificate of Incorporation are renumbered accordingly.

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the shareholders of said corporation was duly called and held, upon notice in accordance with Sections 222 and 242 of the General Corporation Law of the State of Delaware, on September 22, 2005 at which meeting the necessary number of shares as required by statute and the Certificate of Incorporation were voted in favor of the amendments.

        THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said CONAGRA FOODS, INC. has caused this Certificate to be signed by BRUCE C. ROHDE, its Chief Executive Officer, and attested to by OWEN C. JOHNSON, its Corporate Secretary, this 23rd day of September, 2005.

                                      CONAGRA FOODS, INC.



                                      By:  /s/ Bruce C. Rohde
                                         __________________________________
                                         BRUCE C. ROHDE
                                         Chief Executive Officer
ATTEST:


  /s/ Owen C. Johnson
_________________________
OWEN C. JOHNSON
Corporate Secretary